PURCHASE AND SALE AGREEMENT AND
JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into on March ~ 2008, by and between RKD Holdings, L.L.C. a Nevada limited liability company ("Seller"), and GameTech International Inc., a Delaware corporation, or its permitted assignee ("Buyer'').

1. Purchase and sale. Upon all the terms and conditions contained in this Agreement, Buyer hereby agrees to purchase from Seller and Seller hereby agrees to sell to Buyer, that certain real property known as 8850 Double Diamond Parkway, Reno, Nevada, together with all improvements thereon and all rights and appurtenances pertaining thereto, including any right, title, and interest of seller in and to any rights of-way, easements, or strips of land, and any entitlements, water rights, or development rights (collectively, the "Property''). The Property includes an approximately. 102,918 square foot industrial facility situated on approximately 5+/- acres, APN 163-090-13, and is legally described in Exhibit A attached hereto and incorporated herein (FINAL ACREAGE AND APN TO BE INPUT PER NEW PRELIMINARY TITLE REPORT ORDERED MARCH 18, 2008).

2. Escrow. "Escrow" shall be established with Stewart Title of Nevada, Inc., 5355 Kietzke Lane, Suite 102, Reno, Nevada 89511, Attention: Margie Roma ("Escrowholder''), when Buyer delivers a fully executed copy of this Agreement to Escrowholder. As used in this Agreement, the term "Escrow Opening Date" shall mean the first (1st) business day after the date Escrowholder receives a fully executed copy of this Agreement. This Agreement shall serve as escrow instructions to Escrowholder, and Escrowholder is authorized and instructed to act in accordance with the terms of this Agreement. seller shall provide Buyer with copies of all relevant information and studies, including without limitation, the documents and materials listed on Exhibit B attached hereto and incorporated herein, in Seller's possession or control or that of its employees, consultants, agents and contractors, with regard to the Property within three (3) business days of mutual execution of this Agreement. If this Agreement is terminated, Buyer shall immediately return the foregoing materials to Seller.

3. Closing and Extension of Escrow. The terms "Closing" and "Close of Escrow" shall mean the completion of the purchase, exchange of money and documents, recording of the Grant, Bargain and Sale Deed and delivery of possession of the Property to Buyer. The Closing shall take place through Escrow upon satisfaction (or waiver by the appropriate party) of all conditions to Closing set forth herein on or before the date which is ninety (90) days following the Escrow Opening Date or such later date as the parties may mutually agree in writing.

4. Purchase Price. The purchase price ("Purchase Price'') for the Property shall be Seven Million Two Hundred Thousand Dollars ($7,200,000.00). The Purchase Price shall be paid into Escrow as follows:

(a)
Buyer shall deliver to Escrowholder the sum of Fifty Thousand Dollars ($50,000.00) (the "Initial Deposit'') in the form of immediately available funds within three (3) business days following the Escrow Opening Date. The Initial Deposit is refundable to Buyer during the 60 day Due Diligence

Period. In the event Buyer fails to deliver the Initial Deposit to Escrowholder within three (3) business days following the Escrow Opening Date, the Escrow shall be deemed automatically canceled and this Agreement shall terminate.

(b)
Provided Buyer does not terminate this Agreement pursuant to Section 6 below, Buyer shall deliver to Escrowholder an additional One Hundred and Fifty Thousand Dollars ($150,000.00) (the "Additional Deposit", and together With the Initial Deposit, the "Deposit") upon expiration of the Due Diligence Period (below defined), which Additional Deposit shall become part of the Deposit. Upon deposit, the Deposit of Two Hundred Thousand Dollars ($200,000.00) shall be deemed non-refundable to Buyer, except upon the failure of Buyer's dosing conditions set forth in Section 6 or in the case of a default by Seller as set forth in Section 12(a).

Escrowholder shall place the Deposit into a standard passbook interest-bearing savings account at a financial institution acceptable to Buyer. All references in this Agreement to the Deposit shall include the interest earned thereon. The Deposit shall be applied to the Purchase Price at Close of Escrow.

(b) The balance of the Purchase Price shall be paid in immediately available funds and delivered to Escrow at, or prior to Closing.

5.           Costs and Prorations.

(a) Buyer and Seller each shall pay one-half (1/2) of all Escrow fees, recording costs, and real property transfer taxes.

(b) Seller shall pay the cost of the standard coverage portion of the premium for an ALTA owner's policy of title insurance referred to in Section 6(a) below. If Buyer or Buyer's lender desire or require ALTA extended coverage, a survey of the Property or any endorsements to a policy of title insurance, such costs shall be incurred solely by Buyer.

(c) Buyer and Seller shall each pay their own respective legal and accounting costs outside of Escrow.

(d) All non-delinquent real property taxes (including any non-delinquent general and special bonds and assessments) on the Property (based upon the latest available tax information), shall be prorated through Escrow between Buyer and Seller as of the Closing using the customary escrow procedures of Escrowholder.

(e) All other costs or expenses of the Property, including without limitation, utilities, sewer and service contracts, shall be apportioned or allocated between Buyer and Seller using the customary escrow procedures of Escrowholder.

Prior to the Closing, Buyer and Seller shall review and approve the above prorations. If the actual amounts to be prorated are not then known, or if any additional expenses are incurred or income received after the date the prorations are made, the prorations shall be made on the basis of the best evidence then available. When actual figures are later received, a cash settlement will be made between Seller and Buyer. All utility bills shall be prorated when the last bill incurred by Seller is received. The provisions of this paragraph shall survive the Closing.

6. Conditions to Closing of Buyer. The obligations of Buyer to complete the purchase and sale of the Property are subject to satisfaction (or waiver by Buyer in its sole discretion) of the following conditions at or prior to Closing.

(a) Title. Escrowholder shall be irrevocably committed to issue to Buyer a standard or extended coverage (at Buyer's sole election) ALTA Owner's policy of title insurance, dated as of the Closing, insuring Buyer in an amount equal to the Purchase Price, and insuring fee simple title vested in Buyer subject only to:

(i) Non-delinquent real property taxes (including and non-delinquent general and special bonds or assessments);

(ii) The pre-printed exceptions contained in the foregoing title insurance policy;

(iii) All other matters expressly approved in writing by Buyer; and

(iv) the Permitted Exceptions. As used herein, the term "Permitted Exceptions" shall mean those conditions of title and matters disclosed by a commitment or preliminary title report, and survey, if any, which are accepted or deemed accepted by Buyer pursuant to the following paragraphs.

Within thirty (30) days of Buyer's receipt of a commitment or preliminary title report for the Property together with all supporting materials and exceptions (the "Report"), Buyer shall notify Seller and Escrowholder in writing which exceptions to title shown in the Report, if any, will not be accepted by Buyer (collectively, the "Disapproved Title Matters"), all other matters and exceptions to title shown in the Report and conditions disclosed by any survey shall be deemed approved by Buyer. If Buyer fails to notify Seller and Escrow Holder within the required time period of any Disapproved Title Matters, Buyer shall be deemed to have approved the condition to the Property as to such title matters. If Buyer notifies Seller of any Disapproved Title Matters, Seller shall have until 5:00 p.m., pacific time, on the fifth (5th) business day after Seller's receipt of such notice to notify Buyer and Escrowholder in writing that:

(i) Seller shall use its reasonable efforts to either (A) cause any Disapproved Title Matters to be removed by the Closing, or (B) obtain, at Seller's expense, an endorsement or other curative effect acceptable to Buyer in Buyer's sole and absolute discretion (in which case, Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond ten (10) calendar days); or

(ii) Seller elects not to cause any such Disapproved Title Matters to be removed.

If Seller gives Buyer and Escrowholder notice under subsection (ii) above, or if Seller gives notice under subsection (i) above, but later provides notice to Buyer that Seller has been unable to cure or remove the applicable Disapproved Title Matter, then Buyer shall have until 5:00 p.m., pacific time, on the fifth (5th) business day after Buyer's receipt of either such notice to notify Seller and Escrowholder that (x) Buyer revokes its disapproval of such exceptions) and will proceed with the purchase without any reduction in the Purchase Price and take title to the Property subject to such exceptions), or (y) Buyer will terminate this Agreement, in which case this Agreement shall terminate, Buyer shall have no further obligations hereunder (except for obligations which expressly survive termination), Escrowholder shall immediately return the Deposit to Buyer and the costs of the Escrowholder shall be borne equally by Buyer and Seller. If Buyer fails to notify Seller and Escrowholder within the required time period of such election, Buyer shall be deemed to have elected to proceed in accordance subsection (x) above. The foregoing procedure shall also be applicable to any new matters which are disclosed in any updates, supplements or amendment to the Report or to any survey ("Newly Discovered Title Matters").

(c) Buyer's Investigation. Buyer shall have sixty (60) days following the Escrow Opening Date (the "Due Diligence Period") to satisfy itself about any and all conditions and aspects of the Property, including without limitation, the physical and economic feasibility of the Property for Buyer's intended purposes and uses, to conduct feasibility and other studies at Buyer's sole cost, and conduct any inspections desired by Buyer. Except as set forth in Section 13(a), the cost of Buyer's investigation of the Property shall be borne solely by Buyer. Additionally, Buyer shall indemnify, defend and hold harmless Seller from and against any and all damage to the Property incurred as a result of Buyer's investigation. If for any reason Escrow does not close, Buyer shall, at its sole cost, restore the Property as commercially reasonably as possible to its condition existing immediately prior to the activities undertaken by Buyer or on Buyer's behalf. If Buyer determines that Buyer does not wish to proceed with the purchase of the Property for any reason whatsoever, (a decision which may be made in Buyer’s sole and absolute discretion), Buyer may cancel this Agreement by written notice to Seller and Escrowholder prior to the expiration of the sixty (60) day Due Diligence Period, in which case this Agreement shall terminate, Buyer shall have no further obligations hereunder (except for obligations which expressly survive termination), Escrowholder shall immediately return the Deposit to Buyer and the costs of the Escrowholder shall be borne equally by Buyer and Seller. If Buyer does not cancel this Agreement within the time period set forth above, then Buyer shall be deemed to have approved the condition of the Property in all respects (except for Newly Discovered Title Matters). For purposes of facilitating the investigation, Seller grants to Buyer and Buyer's agents, employees and contractors a non-exclusive right and license to enter upon the Property, at reasonable times for the purpose of conducting the investigation, provided that Buyer notifies Seller at least two (2) days in advance of any tests and/or inspections, specifying the time and nature of any tests and/or inspections. During the pendency of this Agreement, Seller shall make available to Buyer, and Buyer and its representatives, agents and contractors shall have a continuing right of reasonable access to and the right to examine and make copies of, all construction plans, correspondence, documents, contracts, agreements and other materials relating to the Property in Seller's possession or control, including, without limitation, the right to conduct a "walkthrough" of the Property prior to the Closing.

In the course of its due diligence, Buyer may make inquiries to third parties including, without limitation, contractors, property managers, municipal, local, and other government officials and representatives, and Seller consents to such inquiries. If this Agreement is terminated, and provided such termination is not as a result of Seller's default hereunder, Buyer shall deliver to Seller copies, for informational purposes only, of any similar documents or reports prepared by or on Buyer's behalf in connection with Buyer's due diligence as provided in Section 2 hereof. Any invasive testing, such as (Without limitation) boring or drilling, shall require the prior written consent of Seller, which shall not be unreasonably Withheld, conditioned or delayed.

(d) Compliance by Seller. Seller shall have complied with each and every covenant, undertaking and agreement to be kept or performed by Seller as provided in this Agreement; and each representation and warranty made in this Agreement by Seller shall remain true and accurate in all material respects both at the time made and at Closing.

(e) No Material Adverse Change in Physical Condition. As of Closing, there shall have been no material adverse change in the condition of the Property or any material portion thereof, excepting any event(s) of destruction, damage, or condemnation described in Section 15.

(f) Improvement Costs. All costs and expenses for any and all improvements relative to the Property shall have been paid and satisfied, and such improvements shall have been substantially completed, notices of completion shall have been recorded for such improvements, and final certificates of occupancy issued therefor.

(g) Termination. If any of the foregoing Buyer conditions are neither fulfilled, nor waived as provided above, Buyer, at its election by written notice to Seller, may terminate this Agreement and be released from all obligations under this Agreement (except for obligations which expressly survive termination). In the event of such termination by Buyer, the Deposit shall be returned immediately to Buyer, and all documents deposited in Escrow by Buyer or Seller shall be returned to the depositing party, the costs of the Escrowholder shall be borne equally by Buyer and Seller.

7. Transfer and Possession. Seller shall deliver into Escrow an executed and recordable Grant, Bargain and Sale Deed in the form attached hereto as Exhibit C, and non-foreign affidavit pursuant to Section 1445 of the IRS Code on Escrowholder's standard form. When all required funds and instruments have been deposited into Escrow by the appropriate parties, and when all other conditions to Closing have been fulfilled (or waived by the appropriate party), Escrowholder shall cause to be recorded such Grant, Bargain and Sale Deed, whereupon Seller shall deliver possession of the Property to Buyer.

8. Changes During Transaction. During the pendency of this Agreement, Seller (i) shall keep the Property in good working order and repair, (ii) shall maintain the present services provided to the Property, (iii) shall not enter into any lease, license or other occupancy agreement for all or any portion of the Property, (iv) shall not, except with Buyer's prior written consent (which shall not be unreasonably withheld, conditioned or delayed) (A) make or permit any substantial or material alteration, repair or improvement to the Property, or (B) allow the cancellation of or a material reduction of the amount or scope of coverage under any insurance currently maintained with respect to the Property.

9. Seller's Representations and Warranties. Seller represents and warrants to Buyer that:

(a) Standing. Seller is a Nevada limited liability company duly organized, validly existing, and in good standing under the laws of Nevada. seller has full power and authority to enter into this Agreement, perform the terms of this Agreement and complete the sale of the Property.

(b) Title. To Seller's actual knowledge, there are no unrecorded agreements, liens, easements or encumbrances which may affect title to the Property; from and after the Escrow Opening Date Seller shall not enter into, grant or suffer to be created any further lien or encumbrance against or affecting the Property without Buyer's consent.

(c) Binding Agreement. Upon Seller's execution of this Agreement, this Agreement shall be binding and enforceable against Seller in accordance with its terms.

(d) No Other Agreements. Seller has not entered into any contract, agreement or undertaking with any other person or entity for the sale, transfer, conveyance, exchange or other conveyance of the Property.

(e) Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or received notice of the filing of any involuntary petition in bankruptcy against Seller.

(f) Environmental Matters. To Seller's actual knowledge, the Property has never been utilized for the treatment, storage, or disposal of hazardous substances, materials, wastes or petroleum products, and no hazardous substance, material, waste, or petroleum products have ever been brought upon, kept or located on the Property, other than in compliance with applicable law. During Seller's ownership of the Property, Seller has not received any notice of any violations of any local, state, or federal statutes or laws governing the generation, treatment, storage, disposal or clean-up of hazardous substances. For purposes of this Section g(f), "Seller's actual knowledge" is limited to the actual knowledge (not implied or constructive and without inquiry or investigation) of RKD Holdings, L.L.C.

(g) Litigation. To the best of Seller's knowledge, there is no action, suit, proceeding or investigation pending, nor to Seller's knowledge threatened, before any agency, court, or other governmental authority which relates to the Seller or the ownership, maintenance, or operation of the Property.

(h). Possessory Rights. To Seller's actual knowledge, no person except Seller has any right to possession of the Property or any portion thereof.

(i) Special Assessment or Condemnation. Seller has not received notice of, and has no actual knowledge of, any pending or current special assessments against, or any pending or threatened condemnation affecting, all or any part of the Property.

(j) Governmental Authorities. To Seller's actual knowledge, the Property is in compliance with all applicable laws, ordinances, rules, regulations and requirements of all governmental authorities having jurisdiction, including without limitation, those pertaining to zoning, land use, subdivision, building, safety, fire and health. In addition, Seller has received no notice of any failure of the Seller to comply with any applicable governmental requirements in respect of the use, occupation and construction of the Property, including but not limited to environmental, zoning, platting and other land use requirements which have not been heretofore corrected to the satisfaction of the appropriate governmental authority, and Seller has received no notice of and has no knowledge of any violations or investigations relating to any such governmental requirement.

(k) HVAC. To seller's actual knowledge, the heating, ventilation, air conditioning, mechanical, electrical and other systems and equipment forming a part of or used in connection with the Property are operative and in good working condition and in compliance with all applicable laws, ordinances, regulations and requirements.

(I) Utilities. To Seller's actual knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Property, are and at the time of Closing will be connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property. To Seller's actual knowledge, all public utilities required for the operation of the Property either enter the Property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Buyer at Closing and thereafter.

(m) Foreign Person. Seller is not a foreign person as defined in Section 1445(f) (3) of the Internal Revenue Code of 1986, as amended.

The truth of the foregoing representations and warranties in all material respects on and as of the date hereof and on and as of the Close of Escrow shall be a condition precedent to Buyer's obligations to purchase the Property and otherwise perform under this Agreement. All representations and warranties by seller set forth in this Agreement shall survive the execution and delivery of this Agreement, the recordation of the Grant, Bargain and Sale Deed and the Close of Escrow for a period of one (1) year. All claims for breach of representation and warranty shall be made in writing prior to the expiration of the one-year period or such claims shall be deemed waived.

No examination or investigation of the Property by or on behalf of the Buyer prior to the Closing shall in any way modify, affect, or diminish Seller's obligation under the representations, warranties, covenants, and agreements contained in this Agreement.

10. Buyer's Representations and Warranties. Buyer represents warrants and acknowledges to Seller that:

(a) Standing. Buyer has full power and authority to enter into this Agreement and complete the sale of the Property.

(b) Binding Agreement. Upon Buyer's execution of this Agreement, this Agreement shall be binding and enforceable against Buyer in accordance with its terms.

(c) No Further Warranties; "AS IS". Except as specifically set forth above in Section 9, Buyer agrees that Buyer is not relying on any representations, warranties, inducements, promises, agreements, assurances or statements, oral or written, made by Seller or made by any other party on Seller's behalf, as to (without limitation) the condition of the Property, any restrictions related to the Property, or the suitability of the Property for any purpose whatsoever.

As a material inducement to Seller to enter into this Agreement and convey the Property to Buyer, Buyer agrees and acknowledges that, except as specifically set forth above in Section 9, the Property is sold in its existing condition, "AS IS, WHERE-IS, WITH ALL FAULTS", and Buyer hereby acknowledges and agrees, and understands that except as specifically set forth above in Section 9, Seller is making no warranties, expressed or implied, regarding the Property. If this Agreement required Seller to make any representations or warranties other than those specifically set forth above in Section 9, seller would have required a materially higher Purchase Price for the Property or refused to sell the Property.

This Section 1D(c) will survive the Closing.

By initialing this provision, Buyer acknowledges that this provision has been read and fully understood and that Buyer has had the opportunity to seek advice from his or her counsel about its meaning and significance as part of this Agreement and the transaction

_________
Buyer’s Initials

The truth of the foregoing representations and warranties in all material respects on and as of the date hereof and on and as of the Close of Escrow shall be a condition precedent to Seller's obligations to sell the Property and otherwise perform under this Agreement. All representations and warranties by Buyer set forth in this Agreement shall survive the execution and delivery of this Agreement and the Close of Escrow for a period of one (1) year. All claims for breach of representation and warranty shall be made in writing prior to the expiration of such one-year period or shall be deemed waived.

11. Assignability. Buyer shall have the right to assign its rights hereunder to one or more nominees, provided that any such nominees are first approved by Seller (which approval shall not be unreasonably withheld, conditioned or delayed) and shall assume all of the obligations contained herein.

12. Time of Essence and Escrow Cancellation. Time is of the essence of every provision of this Agreement in which time is an element. If the date for any performance under this Agreement is a weekend or holiday in the State of Nevada, then performance shall be due on the next business day.

13. Default and Remedies.

a) Seller's Failure. If Seller shall fail to fully and timely perform any of its obligations hereunder, or if any warranty or representation made by Seller herein is not true and correct in all material respects, and such failure shall continue for five (5) business days following notice thereof in writing from Buyer, then Buyer may either, (i) terminate this Agreement and the Deposit shall be returned to Buyer and Buyer shall be entitled to collect from Seller all costs and expenses incurred by Buyer in connection with the transaction contemplated by this Agreement (and specifically excluding any consequential or punitive damages or lost profits), or, (ii) seek specific performance of this Agreement.

(b) Buyer's Failure. If Buyer shall fail to fully and timely perform any of its obligations hereunder, or if any warranty or representation made by Buyer herein is not true and correct in all material respects, and such failure shall continue for five (5) business days following notice thereof in writing from Seller, as Seller's sole and exclusive remedy in such event, then Seller shall be entitled to the Deposit as liquidated damages for Buyer's failure to complete the purchase, it being acknowledged by Buyer and Seller that the damages which Seller would sustain would be impracticable or extremely difficult to fix or determine. Buyer and Seller agree that Seller's economic detriment resulting from the removal of the Property from the real estate market and other activities in furtherance of this Agreement would be extremely difficult to ascertain. Accordingly, the parties acknowledge that the actual damages caused Seller by the failure to close Escrow would be extremely difficult to establish. In addition, Buyer desires to have a limitation on its potential liability to Seller if this transaction fails to close. Therefore, in order to induce Seller to waive all other remedies Seller may have in the event of breach by Buyer of its obligations hereunder, Buyer and Seller have agreed to the concept of liquidated damages as set forth herein, with the amount and timing of the payment having been the subject of negotiation between the parties. By placing their initials below, Buyer and Seller acknowledge that they have read, understood, and agreed to be bound by this provision.

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Seller’s Initials                                                                                                Buyer’s Initials

14. Further Documents and Acts. Each of the parties hereto agrees to reasonably cooperate in good faith with the other, and to execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transaction contemplated under this Agreement.

15. Eminent Domain Proceedings; Damage.

(a) If at any time during the Escrow period the Property or any portion thereof is threatened with condemnation, or legal proceedings are commenced under the power of eminent domain, Seller shall forthwith notify Buyer in writing. Thereupon, if (i) a substantial portion (i.e. at least ten (10) percent). of the Property is so threatened, or (ii) a portion of the Property is so threatened that, in Buyer's reasonable judgment, will materially or adversely affect Buyer's intended use, occupancy or enjoyment of the Property, Buyer may terminate this Agreement and cancel Escrow by giving written notice to Escrowholder and Seller. If there be no such termination, then each of the parties shall cooperate with the other during the course of any such proceedings or threat thereof, and shall furnish to the other full copies of all pleadings, correspondence, documents, and other data concerning the same. Seller shall make all commercially reasonable efforts to postpone any definitive proceedings, including, without limitation, a trial on the merits of the case, until after the Closing. Buyer at its expense shall be in control of any such condemnation proceedings or threat thereof during the Escrow period, but shall deal through Seller or consult with Seller prior to making any substantial negotiations or communications with public agencies or any substantial decisions affecting such proceedings or threat thereof. Any award by a court shall be paid to Buyer and Buyer shall be entitled to retain all condemnation proceeds in the event that Close of Escrow occurs.

(b) If at any time during the Escrow period the Property or any portion thereof is damaged or destroyed, Seller shall forthwith notify Buyer in writing. Thereupon, if (i) a substantial portion (Le., at least ten (10) percent) of the Property is so damaged or destroyed, or (ii) any portion of the Property is so damaged or destroyed that, in Buyer's reasonable judgment, will materially or adversely affect Buyer's intended use, occupancy or enjoyment of the Property, Buyer may terminate this Agreement and cancel Escrow by giving written notice to Escrowholder and Seller. If Buyer does not give such notice, then this Agreement shall remain in full force and effect; provided, however, Buyer shall be entitled to a credit against the Purchase Price equal to the lesser of (i) the cost to repair the damage or destruction, and (ii) the amount of the deductible under Seller's casualty insurance policy (provided that Seller shall assign to Buyer all insurance proceeds payable with respect to such damage under Seller's casualty insurance policy). If Buyer and Seller cannot agree as to the cost of repair, then the same shall be determined by a licensed and bonded neutral general contractor (who has had no personal or business relationship with either Seller or Buyer), with at least five (5) years of full time experience in the construction and/or reconstruction of properties similar to the Property, appointed by two (2) other licensed and bonded general contractors nominated one (1) each by Seller and Buyer. The expense of the neutral general contractor shall be borne equally by Buyer and Seller. If Buyer elects to proceed to close Escrow under this Section, all casualty insurance proceeds from Seller's casualty insurance policy shall be assigned by Seller to Buyer at the Closing and forwarded to Buyer immediately upon receipt thereof by Seller.

16. Broker's Commissions. The parties acknowledge that the sale of the Property is subject to a brokerage commission of three percent (3%) of the Purchase Price. Seller shall be solely responsible for the payment of said brokerage commission. Said commission shall be payable in full upon Close of Escrow one-half (1/2) to Grubb & Ellison, Seller's Representative, and one-half (1/2) to Century 21 Miner Realty, Buyer's Representative. Escrowholder is hereby instructed to make such payments by Seller at Close of Escrow out of the sale proceeds.

Except as expressly set forth above, Seller and Buyer each represent to the other that, to the best of their knowledge, no brokerage commission, finder's fee or other compensation of any kind is due or owing to any person or entity in connection with the transactions covered by this Agreement. Each party agrees to and does hereby indemnify and hold the other harmless from and against any and all costs, liabilities, losses, damages, claims, causes of action or proceedings which may result from any broker, agent or finder, licensees or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in connection with this transaction.
17. Waiver. Consent and Remedies. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach thereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act by the other for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or any similar acts in the future. All rights, remedies, undertakings, obligations, options, covenants, conditions, and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of the other.

18. Attorney's Fees. In the event of any declaratory or other legal or equitable action instituted between Seller, Buyer and/or Escrowholder in connection with this Agreement, then as between Buyer and Seller the prevailing party shall be entitled to recover from the losing party all of its or his costs and expenses including but not limited to court costs and reasonable attorney's fees.

19. Notices. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be validly given or made only if in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other reputable overnight delivery service, or by facsimile transmission:

If to Seller:                                RKD Holdings, L.L.C.
2120 Madrid Drive
Sparks, Nevada 89436
Attn:  Randall Tams
Telephone No.: ______________
Facsimile No. :  ______________

If to Buyer:                                GameTech International Inc.
900 Sandhill Road
Reno, NV 89521
Attn:  John Harvat
Telephone No.: ______________
Facsimile No. :  ______________

With copy to:                                           Jones Vargas
100 West Liberty Street, 12th Floor
Reno, Nevada 89501
Attn: Elizabeth Fielder
Telephone No.: ____________
Facsimile No.: _____________

With copy to:                                           Century 21 Miner Realty
3500 S. Virginia Street
Reno, NV 89502
Attn: Skip Zink
Telephone No.: ____________
Facsimile No.: _____________

Any party may from time to time, by written notice to the other, designate a different address which shall be substituted for that specified above. Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by Federal Express or other reputable overnight courier service, the date of delivery to the address of the person to receive such notice; or (c) if sent by facsimile transmission, on the business day transmitted to the person to receive such notice if sent by 5:00 p.m., pacific time, on such business day, and the next business day if sent after 5:00 p.m., pacific time, or on a day other than a business day. Any notice sent by facsimile transmission must be confirmed by sending by Federal Express or other reputable overnight delivery service a copy of the notice sent by facsimile transmission.

20. Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neither genders and the singular and the plural shall be deemed to include one another as appropriate.

21. Entire Agreement. This Agreement and its exhibits, if any, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations, and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

22. Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

23. Governing Law. This Agreement and the exhibits attached hereto, if any, have been negotiated and executed in the State of Nevada and shall be governed and construed under the laws of the State of Nevada.

24. Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.

25. Amendments. No addition to or modification of any provision contained in the Agreement shall be effective unless fully set forth in writing by both Buyer and Seller.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Signatures delivered by facsimile or electronic transmission are binding for purposes of this Agreement.

27. Survival of Obligations. In addition to terms which by their express provision are to survive the Closing, all other terms and provisions which by their nature are to be performed or be applicable after Closing shall survive the Closing.

28. Mediation. If a dispute arises out of or relates to this Agreement or its breach, the parties agree to first try in good faith to settle the dispute by voluntary nonbinding mediation before resorting to court action or litigation. The fees of the mediator will be shared equally between all parties to the dispute.

29. 1031 Tax-Deferred Exchange. Buyer agrees to reasonably cooperate with Seller in effecting a tax-deferred like kind exchange with respect to Seller's sale of the Property; provided, however, in no event shall Buyer be required to incur any additional costs or risk of ownership, title or conveyance in connection with said cooperation, nor shall Close of Escrow be delayed as a result of Buyer's cooperation or Seller's 1031 tax-deferred exchange transaction. The exchange transaction shall be structured by Seller such that the Buyer shall have no obligation to acquire or enter into the chain of title to any property other than the Property. Buyer's sole obligation in connection with the exchange transaction shall be to review and execute documentation reasonably acceptable to the Buyer necessary to effectuate the exchange in accordance with the foregoing and the applicable rules governing such exchanges. Buyer shall not by this Agreement or acquiescence to the exchange have its rights under this Agreement modified or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchangor that the exchange in fact complies with Section 1031 of the IRS Code. Seller shall indemnify and hold Buyer harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees but excluding costs incurred to review the exchange documents) arising from the exchange transaction (other than what would have been applicable under this Agreement without the exchange) which indemnification agreement shall expressly survive the Closing.

30. Confidentiality. Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party (which consent may be given or denied in the other party's sole and absolute discretion), except that Buyer is hereby authorized to prepare and issue a press release to the general public announcing its purchase of the Property at the Closing. Otherwise, the confidentiality provisions of this Section shall survive the Closing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER	SELLER

GameTech International, Inc., a Delaware corporation	RKD Holdings, L.L.C. a Nevada limited liability company

By:__________________________	By: _________________________

Its: __________________________	Its: _________________________

This Agreement and the Deposit are accepted this _____ day of _______________, 2009.

ESCROW HOLDER: Stewart Title of Nevada By: Name: Title: